                                                                       Ex. 4.10



                       THIRD AMENDMENT TO CREDIT AGREEMENT

     THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of February 4, 1999, among FLORSHEIM GROUP INC., a Delaware corporation (the "Borrower"), the lending institutions from time to time party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                                   WITNESSETH:

     WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of May 9, 1997 (as amended, modified or supplemented to the date hereof, the "Credit Agreement"); and

     WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided, subject to and on the terms and conditions set forth herein;

     NOW, THEREFORE, it is agreed:

     1. Section 9.08 of the Credit Agreement is hereby amended by (i) deleting the amount "$17,750,000" appearing opposite the date December 31, 1998 in the table therein and by inserting in lieu thereof the amount "$114,600,000" and
(ii) deleting the amount "$19,000,000" appearing opposite the date March 31, 1999 in the table therein and by inserting in lieu thereof the amount $115,000,000".

     2. Section 9.09 of the Credit Agreement is hereby amended by (1) deleting the ratio "5.00:1.00" appearing opposite the date December 31, 1998 in the table therein and by inserting in lieu thereof the ratio "6.92:1.00" and (ii) deleting the ratio "4.25:1.00" appearing opposite the date March 31, 1999 in the table therein and by inserting in lieu thereof the ratio "6.77:1.00".

     3. Section 9.10 of the Credit Agreement is hereby amended by (i) deleting the ratio "2.05:1.00" appearing opposite the date December 31, 1998 in the table therein and by inserting in lieu thereof the ratio "1.70:1.00" and (ii) deleting the ratio "2.30:1.00" appearing opposite the date March 31, 1999 in the table therein and by inserting in lieu thereof the ratio 1.62:1.00".

     4. The definition of "Applicable Commitment Commission Percentage" in
Section 11.01 of the Credit Agreement is hereby amended by:

     (i) inserting the text "but less than or equal to 4.50:1.00" immediately following the text "Greater than 4.25:1.00" appearing in the second table therein;




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     (ii)  inserting the following text under each of the five columns in the second table appearing therein immediately before the provisio:

     "8    Greater than 4.50:1.00.50%      1.50%      3.00%"; and

     (iii) deleting, the text "Level 7" in the proviso and inserting in lieu thereof the text "Level 8".

     5. In order to induce the undersigned Banks to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date (as defined in Section 9 of this Amendment) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date) and (ii) there exists no Default or Event of Default on the Third Amendment Effective Date, in each case after giving effect to this Amendment.

     6. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

     7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent at the Notice Office.

     8. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     9. This Amendment shall become effective on the date (the "Third Amendment Effective Date") when the Borrower and the Required Banks (i) shall have signed a counterpart hereof (whether the same or different counterparts) and (ii) shall have delivered (including by way of facsimile transmission) the same to the Agent at the Notice Office.

     10. From and after the Third Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

     11. The Borrower hereby covenants and agrees that, so long as the Third Amendment Effective Date occurs, it shall pay each Bank which executes and delivers to the Agent a counterpart hereof by the later to occur of (x) the close of business on the Third Amendment Effective Date or (y) 5:00 p.m. (New York time) on Friday, February 5, 1999, a cash fee in an amount equal to 25 basis points (.25%) of an amount equal to the Revolving Loan Commitment of such Bank,' in each case as same is in effect on the Third Amendment Effective




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Date. All fees payable pursuant to this Section 11 shall be paid by the
Borrower to the Agent for distribution to the Banks not later than the first Business Day following the Third Amendment Effective Date.


                                     * * *





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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                             FLORSHEIM GROUP INC.


                             By: RICHARD J. ANGLIN
                                --------------------------
                                Name: Richard J. Anglin
                                Title: Vice President, Chief Financial Officer

                             BANKERS TRUST COMPANY
                                Individually, and as Agent


                             By: ANTHONY LOGRIPPO
                                --------------------------
                                Name: Anthony LoGrippo
                                Title: Vice President

                             BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION

                             By: STEVEN KESSLER
                                --------------------------
                                Name: Steven K. Kessler
                                Title: Senior Vice President

                             CREDIT AGRICOLE INDOSUEZ


                             By:
                                --------------------------
                                Name:
                                Title:

                             By:
                                --------------------------
                                Name:
                                Title:

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                             CREDIT LYONNAIS NEW YORK BRANCH


                             By: ATTILA KOC
                                 -------------------------
                                 Name: Attila Koc
                                 Title: Senior Vice President


                             HARRIS TRUST AND SAVINGS BANK


                             By: SCOTT F. GEIK
                                 -------------------------
                                 Name: Scott F. Geik
                                 Title: Managing Director


                             HELLER FINANCIAL, INC.


                             By: LINDA W. WOLF
                                 -------------------------
                                 Name: Linda W. Wolf
                                 Title: Senior Vice President


                             LA SALLE NATIONAL BANK


                             By: STEVEN M. MARKS
                                 -------------------------
                                 Name: Steven M. Marks
                                 Title: First Vice President


                             THE SUMITOMO BANK, LIMITED


                             By: J.H. BROADLEY
                                 -------------------------
                                 Name: J.H. Broadley
                                 Title: Vice President

                             By: BRIAN M. SMITH
                                 -------------------------
                                 Name: Brian M. Smith
                                 Title: Senior Vice President & Regional Manager


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                                                TRANSAMERICA BUSINESS CREDIT
                                                  CORPORATION



                                                By: PERRY VAVOULES
                                                    -----------------------
                                                    Name: Perry Vavoules
                                                    Title: Senior Vice President







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